UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of Earliest Event Reported)
May 3, 2017

FRESH DEL MONTE PRODUCE INC.
(Exact Name of Registrant as Specified in Charter)

The Cayman Islands	1-14706	N/A
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

c/o Intertrust Corporate Services (Cayman) Limited
190 Elgin Avenue
George Town, Grand Cayman, KY1-9005
Cayman Islands

(Address of Registrant's Principal Executive Office)
(305) 520-8400
(Registrant’s telephone number including area code)
Please send copies of notices and communications from the Securities and Exchange Commission to:
c/o Del Monte Fresh Produce Company
241 Sevilla Avenue
Coral Gables, Florida  33134
(Address of Registrant's U.S. Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
At the Annual General Meeting of Shareholders of Fresh Del Monte Produce Inc. (the “Company”) held on May 3, 2017, the shareholders of the Company approved an amendment to the Company’s 2010 Annual Incentive Plan for senior executives (the “Plan”) to amend (i) the eligibility provisions of the Plan to provide greater flexibility to the Committee in determining the eligible executives covered by the Plan and (ii) the individual award limit under the Plan to provide additional design flexibility for the Committee without increasing the overall $1 million individual award maximum.
The terms and conditions of the Plan are described in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on April 3, 2017. The Plan is filed as Exhibit 10.1 hereto and is incorporated by reference herein.
Item 5.07 – Submission of Matters to a Vote of Security Holders

On May 3, 2017, the Annual General Meeting of Shareholders of the Company was held.  A total of 48,927,980 Ordinary Shares, or 96% of the Ordinary Shares issued and outstanding as of the March 14, 2017 record date, was represented in person or by proxy.  The proposals presented at the Annual General Meeting of Shareholders are described in detail in the Company’s Proxy Statement for the 2017 Annual General Meeting of Shareholders filed with the Securities and Exchange Commission on April 3, 2017.  All of the nominees for director described in that proxy statement were elected to serve until the Company’s 2020 Annual General Meeting of Shareholders. A cash dividend for the year ended December 30, 2016 was approved by the shareholders and declared by the Company's board of directors, and each of the other items considered at the 2017 Annual General Meeting was approved by the shareholders, pursuant to the voting results set forth below.

Proposal 1

To elect three directors to serve until the Company’s 2020 Annual General Meeting of Shareholders.

Directors	For	Against	Abstained	Broker Non-Votes
Michael J. Berthelot	41,006,263	7,098,202	3,367	820,148
Robert S. Bucklin	41,171,266	6,933,176	3,390	820,148
Madeleine L. Champion	46,820,565	1,283,351	3,916	820,148

Proposal 2

To approve and adopt the Company’s financial statements for the fiscal year ended December 30, 2016.

For	48,908,007
Against	8,544
Abstained	11,429

Proposal 3

To ratify the appointment of Ernst & Young LLP as independent registered certified public accounting firm to the Company for the fiscal year ending December 29, 2017.

For	48,872,899
Against	50,125
Abstained	4,956

Proposal 4

To approve the Company’s dividend for the fiscal year ended December 30, 2016.

For	48,912,472
Against	11,740
Abstained	3,768

Proposal 5

To approve the amendment to the Company's 2010 Annual Incentive Plan for Senior Executives.

For	47,854,373
Against	247,198
Abstained	6,261
Broker Non-Votes	820,148

Proposal 6

To approve, on an advisory, non-binding basis, the Company’s executive compensation.

For	38,980,866
Against	8,832,582
Abstained	294,384
Broker Non-Votes	820,148

Proposal 7

To recommend, on an advisory, non-binding basis, the frequency of shareholder approval, on an advisory, non-binding basis, of the Company’s executive compensation.

One Year Frequency	42,370,152
Two Years Frequency	8,001
Three Years Frequency	5,724,308
Abstained	5,371
Broker Non-Votes	820,148

Based on the voting results with respect to this proposal, the Company's board of directors determined to hold an annual advisory, non-binding vote on the Company's executive compensation until the next advisory, non-binding vote on the frequency of shareholder approval, on an advisory, non-binding basis, of the Company's executive compensation. The Company is required to hold such frequency votes at least every six years.

Item 9.01 - Financial Statements and Exhibits
(d)    Exhibits

10.1
Fresh Del Monte Produce Inc. Performance Incentive Plan for Senior Executives, Effective May 5, 2010 (As Amended May 3, 2017) (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 3, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Fresh Del Monte Produce Inc.

Date:	May 3, 2017	By:	/s/ Richard Contreras
Richard Contreras
Senior Vice President & Chief Financial Officer